                                                                    Exhibit 12.1

                                                                 1999        1998        1997         1996        1995
                                                                 ----        ----        ----         ----        ----
DETERMINATION OF RATIO OF EARNINGS TO FIXED CHARGES:
---------------------------------------------------
(Loss) Income before (benefit) provision for income            $(5,977)   ($6,737)       $5,046       $1,851     $4,699
  taxes and extraordinary
Write-down of DPAP inventories                                                                         2,213
Loss on disposition of Bazooka Beds                                         2,866
Recapitalization and transaction costs                                      5,099         1,719          306

Fixed charges
      Amortization of deferred financing costs                   1,181        858            12            -          -
      Interest expense                                          18,013     11,234         3,012        2,518      1,784
                                                              ---------------------------------------------------------
Earnings before fixed charges                                   13,217     13,320         9,789        6,888      6,483

Fixed charges
      Amortization of deferred financing costs                   1,181        858            12            -          -
      Interest expense                                          18,013     11,234         3,012        2,518      1,784
                                                              ---------------------------------------------------------
Total fixed charges                                             19,194     12,092         3,024        2,518      1,784

Ratio of earnings to fixed charges                                 0.7x       1.1x          3.2x         2.7x       3.6x
                                                              ---------------------------------------------------------